U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2019 (October 29, 2019)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

On October 29, 2019, iBio, Inc., a Delaware corporation (the “Company”), closed its previously announced public offering (the “Offering”) of (i) 2,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 4,510 shares (the “Series C Preferred Shares”) of the Company’s newly designated Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), (iii) 25,000,000 Series A warrants (the “Series A Warrants”) to purchase shares of the Company’s Common Stock and (iv) 25,000,000 Series B warrants (the “Series B Warrants”) to purchase shares of the Company’s Common Stock.

Each Share of Common Stock was sold together with two warrants, one Series A Warrant with an expiry date on the second anniversary of the original issuance date to purchase one share of Common Stock and one Series B Warrant with an expiry date on the seventh anniversary of the original issuance date, to purchase one share of Common Stock. In addition, each of Series C Preferred Share was sold together with Series A Warrants to purchase one share of Common Stock for each share of Common Stock issuable upon conversion of the Series C Preferred Share and Series B Warrants to purchase one share of Common Stock for each share of Common Stock issuable upon conversion of the Series C Preferred Share (the Series A Warrants and Series B Warrants are referred to in this Current Report on Form 8-K as “Warrants”).

Each Share of Common Stock and accompanying Warrants was sold at a combined public offering price of $0.20 and each Series C Preferred Share and accompanying Warrants was sold at a combined public offering price of $1,000.

The Shares, Series C Preferred Shares and Warrants were issued pursuant to an underwriting agreement, dated October 25, 2019, entered into between the Company and A.G.P./Alliance Global Partners, as the sole underwriter, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The net proceeds to the Company from the sale of the Shares, Series C Preferred Shares, and Warrants was approximately $4.52 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 28, 2019, the Company filed with the Secretary of State of the State of Delaware a certificate of designation of preferences, rights and limitations of the Series C Preferred Stock (the “Series C Certificate of Designation”), establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series C Preferred Stock. The Series C Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Series C Certificate of Designation is included in Exhibits 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 25, 2019, by and between iBio, Inc. and A.G.P./Alliance Global Partners *

3.1	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: October 29, 2019	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO